FOR IMMEDIATE RELEASE:


Mexco Energy Corporation Reports Profitable Second Quarter

MIDLAND, TX - 11/14/05 - Mexco Energy Corporation (AMEX: MXC) reported net income for the second quarter of fiscal 2006 of $285,723, or $0.15 per diluted share, as compared to net income of $119,060, or $0.07 per diluted share, for the second quarter of fiscal 2005, a 140% increase.

For the six months ended September 30, 2005, the Company reported net income of $446,641, or $0.24 per diluted share, as compared to $221,761, or $0.12 per diluted share, for the same period of fiscal 2005, a 101% increase. Operating revenues increased $336,375 (24%) to $1,739,004 for the six month period from $1,402,629 for the same period of fiscal 2005. The average sales price received of $7.20 Mcfe was up 29% from the $5.58 per Mcfe received in the first six months of fiscal 2005.

Oil and gas sales for the second quarter of fiscal 2006 increased $211,463 (29%) to $933,915 from $722,452 in the second quarter of fiscal 2005. The average sales price received of $7.78 per Mcfe was up 31% from the $5.93 per Mcfe received in the second quarter of fiscal 2005. Oil production increased 2% and gas production decreased 2% during the second quarter of fiscal 2006 as compared to the second quarter of fiscal 2005.

Total operating expenses for the second quarter of fiscal 2006 increased $72,667 to $573,133 from $500,466 in the second quarter of fiscal 2005. Included in operating expenses was a 7% increase in general and administrative expense. The increase in general and administrative expense was primarily attributable to consulting costs directly associated with the Company's Russian Venture.

The Company continues to focus its efforts on the acquisition of royalties in areas with significant development potential. For the six months ended September 30, 2005 revenues from oil and gas royalty interests accounted for approximately 25% of the Company's revenues, compared to approximately 19% for the six months ended September 30, 2004.

The Company owns oil and gas properties in ten states, with the majority of its activity centered in West Texas. The Company plans to continue to focus its efforts to increase natural gas reserves, not only through the acquisition of royalties, but through exploration and development as well.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Mexco Energy Corporation cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may impact the Company's actual results of operations. These risks include, but are not limited to, production variance from expectations, volatility of oil and gas prices, the need to develop and replace reserves, exploration risks, uncertainties about estimates of reserves, competition, government regulation, and mechanical and other inherit risks associated with oil and gas production. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company's Form 10-K for the fiscal year ended March 31, 2005. Mexco Energy Corporation disclaims any intention or obligation to revise any forward-looking statements.

For additional information, please contact:

Nicholas C. Taylor, CEO
Tammy L. McComic, CFO
432-682-1119

                    MEXCO ENERGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                     September 30      March 31
                                                                         2005            2005
                                                                     ------------    ------------
                                                                      (Unaudited)
ASSETS
     Current assets
       Cash and cash equivalents                                     $     31,986    $     85,209
       Accounts receivable:
         Oil and gas sales                                                547,047         418,348
         Trade                                                             18,634          23,258
         Related parties                                                    2,763           2,103
       Prepaid costs and expenses                                          57,677           7,362
                                                                     ------------    ------------
           Total current assets                                           658,107         536,280

     Investment in GazTex, LLC                                            282,126         282,126

     Property and equipment, at cost
       Oil and gas properties, using the full cost method
         ($965,601 and $921,719 excluded from amortization
         as of September 30, 2005 and March 31, 2005 respectively)     18,707,113      18,376,974
       Other                                                               36,855          36,855
                                                                     ------------    ------------
                                                                       18,743,968      18,413,829
       Less accumulated depreciation,
         depletion, and amortization                                   10,205,808       9,929,086
                                                                     ------------    ------------
           Property and equipment, net                                  8,538,160       8,484,743
                                                                     ------------    ------------
                                                                     $  9,478,393    $  9,303,149
                                                                     ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
       Accounts payable and accrued expenses                         $    128,740    $    111,675
       Income tax payable                                                 131,387          48,127
                                                                     ------------    ------------
         Total current liabilities                                        260,127         159,802

     Long-term debt                                                     1,600,000       1,990,000
     Asset retirement obligation                                          370,407         374,506
     Deferred income tax liability                                        727,913         715,284
     Minority interest                                                     25,362          25,362
     Commitments and contingencies

     Stockholders' equity
       Preferred stock - $1.00 par value;
         10,000,000 shares authorized; none outstanding                        --              --
       Common stock - $0.50 par value;
         40,000,000 shares authorized;
         1,766,566 shares issued                                          883,283         883,283
       Additional paid-in capital                                       3,836,340       3,826,592
       Retained earnings                                                1,920,536       1,473,895
       Treasury stock, at cost (33,525 shares)                           (145,575)       (145,575)
                                                                     ------------    ------------
Total stockholders' equity                                              6,494,584       6,038,195
                                                                     ------------    ------------
                                                                     $  9,478,393    $  9,303,149
                                                                     ============    ============

                    MEXCO ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                     Three Months Ended              Six Months Ended
                                                         September 30                  September 30
                                                     2005           2004            2005          2004
                                                 --------------------------    --------------------------
Operating revenue:
     Oil and gas sales                           $   933,915    $   722,452    $ 1,736,635    $ 1,397,447
     Other                                             1,996          3,174          2,369          5,182
                                                 -----------    -----------    -----------    -----------
         Total operating revenues                    935,911        725,626      1,739,004      1,402,629

Operating expenses:
     Production                                      249,231        206,226        425,676        397,964
     Accretion of asset retirement obligation          5,780          6,432         11,566         13,253
     Depreciation, depletion, and amortization       138,043        120,280        276,722        273,052
     General and administrative                      180,079        167,528        375,482        331,947
                                                 -----------    -----------    -----------    -----------
         Total operating expenses                    573,133        500,466      1,089,446      1,016,216
                                                 -----------    -----------    -----------    -----------

Operating profit                                     362,778        225,160        649,558        386,413

Other income (expense):
     Interest income                                     196             77            363            130
     Interest expense                                (26,891)       (20,963)       (56,874)       (37,806)
                                                 -----------    -----------    -----------    -----------

         Net other expense                           (26,695)       (20,886)       (56,511)       (37,676)
                                                 -----------    -----------    -----------    -----------

Earnings before income taxes and minority
     interest                                        336,083        204,274        593,047        348,737

Income tax expense:
     Current                                          67,501         70,006        141,943        113,431
     Deferred                                        (12,799)        15,208         12,630         13,545
                                                 -----------    -----------    -----------    -----------
                                                      54,702         85,214        154,573        126,976

Income before minority interest                      281,381        119,060        438,474        221,761

Minority interest in loss of subsidiary                4,342             --          8,167             --
                                                 -----------    -----------    -----------    -----------

Net income                                       $   285,723    $   119,060    $   446,641    $   221,761
                                                 ===========    ===========    ===========    ===========

Net income per common share:

Basic:                                           $      0.16    $      0.07    $      0.26    $      0.13
Diluted:                                         $      0.15    $      0.07    $      0.24    $      0.12